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                                AMENDMENT NO. 1

     This Amendment No. 1 (this "AMENDMENT") is entered into as of December 11, 1997, between 1021 CENTRAL EXPRESSWAY SOUTH, LTD., a Texas limited partnership and successor in interest to Dallas/Fort Worth Real Estate Investments #1, Limited Partnership ("LANDLORD"), and PEERLESS GROUP, INC. ("TENANT"), for the purpose of amending the Commercial Lease Agreement between Landlord and Tenant dated May 27, 1997 (the "LEASE").

                                  AGREEMENTS

     For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

     1. DEFINITIONS. Unless specified otherwise, all capitalized terms used herein shall have the meanings assigned to them in the Lease.

     2. LETTER OF CREDIT. Within five business days after the date hereof, Tenant shall deposit with Landlord the Letter of Credit (defined below), which shall be held by Landlord in addition to the Security Deposit to secure Tenant's obligations under the Lease. If an Event of Default occurs, Landlord may, in addition and without prejudice to all other rights and remedies, draw on the Letter of Credit from time to time, up to the amount necessary to pay to Landlord Rent under the Lease (including, without limitation, Base Rent, Operating Expenses, and all amounts payable by Tenant under Sections 8,11 and 19 of the Lease). The receipt by Landlord of proceeds of the Letter of Credit shall not be deemed to cure or satisfy any Event of Default, and Landlord may still exercise any and all remedies available under the Lease or Law with the same effect as if such proceeds had not been received; however, in any action brought by Landlord to obtain a monetary judgment against Tenant, credit shall be given for all proceeds received by Landlord. As used herein, "LETTER OF CREDIT" shall mean a standby, unconditional, irrevocable, assignable, sight-draft letter of credit in the initial face amount of $600,000, (a) naming Landlord as beneficiary issued by a bank or financial institution that has a Standard & Poor's Corporation unsecured senior debt rating of "A" or better or an equivalent rating from another nationally-recognized rating agency (in either case, without regard to credit enhancements), that is otherwise acceptable to Landlord and that has banking offices in Dallas, Texas (or that has a confirming bank on which draws may be presented with a banking office in Dallas, Texas), (b) permitting partial draws thereon, (c) having an initial expiration date of no less than one year after the date hereof, (d) expressly stating that it is assignable, and (e) otherwise being in form acceptable to Landlord (the term "Letter of Credit" shall include all renewals, reissuances, replacements and substitutions for the initial Letter of Credit). Upon any transfer of the Premises by Landlord, Tenant shall within ten days after Landlord's request cause the Letter of Credit to be reissued, naming the transferee of the Premises as the beneficiary. Tenant shall from time to time cause the Letter of Credit to be renewed no later than 30 days prior to any expiration date thereof; if Tenant fails timely to renew the Letter of Credit or fails to deliver a substitute Letter of Credit to a transferee of Landlord as provided above, then Landlord may draw thereon for the entire balance, and retain the amounts so drawn as additional security for the performance of Tenant's obligations under the Lease. Each substitute, reissued, renewal, and

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replacement Letter of Credit must satisfy the conditions for the initial
Letter of Credit, except to the extent the amount thereof may be reduced as provided in Section 3. If (1) Tenant fails to timely renew the Letter of Credit or fails to deliver a substitute Letter of Credit to a transferee of Landlord as provided above and (2) Landlord elects to draw on the entire Letter of Credit and hold any unapplied proceeds thereof, then Tenant may deliver to Landlord a substitute Letter of Credit in the amount of the remaining unapplied amount held by Landlord, in which case, Landlord shall deliver to Tenant the remaining unapplied proceeds held by Landlord.

     3. REDUCTION OF THE LETTER OF CREDIT. If (a) no monetary default and no Event of Default exists on the Reduction Date (defined below) in question, (b) Landlord has not elected to terminate Tenant's right to possess the Premises or this Lease because of an Event of Default, and (c) each of the Financial Conditions (defined below) is satisfied on the Reduction Date in question, then the Letter of Credit shall be reduced as follows:

               (1) first Reduction Date: the Letter of Credit shall be reduced to $400,000;

               (2) second Reduction Date: the Letter of Credit shall be reduced to $200,000; and

               (3) third Reduction Date: the Letter of Credit shall be returned to Tenant.

Each of the following shall be a "REDUCTION DATE": (A) the first Reduction Date shall be the later of the second anniversary of the Commencement Date or, if the conditions described in clauses (a) through (c) of this Section (the "REDUCTION CONDITIONS") are not satisfied on such anniversary date, the date on which the Reductions Conditions are thereafter satisfied; (B) the second Reduction Date shall be the later of the first anniversary of the first Reduction Date or, if the Reduction Conditions are not satisfied on such anniversary date, the date on which the Reduction Conditions are thereafter satisfied; and (C) the third Reduction Date shall be the later of the first anniversary of the second Reduction Date or, if the Reduction Conditions are not satisfied on such anniversary date, the date on which the Reduction Conditions are thereafter satisfied. The determination of whether the Reduction Conditions are satisfied shall be based on the financial statements as of the most recently ended fiscal quarter of Tenant.

     Notwithstanding the foregoing, if Standard & Poor's Corporation assigns to Tenant an unsecured senior debt rating of "B" or higher or an equivalent rating is assigned to Tenant by another nationally-recognized rating agency (in either case, without regard to credit enhancements), then the Letter of Credit shall be returned to Tenant, provided that no monetary and no Event of Default then exists and Landlord has not elected to terminate Tenant's right to possess the Premises or this Lease because of an Event of Default.

          The following are the "FINANCIAL CONDITIONS":

          (i) Tenant's Current Ratio shall be equal to or greater than 1.0 to 1.0. The term "CURRENT RATIO" means the ratio of current assets to current liabilities.

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          (ii)  Tenant's Leverage Ratio shall not be greater than 1.0 to 2.0.
                The term "LEVERAGE RATIO" means the ratio of the total liabilities of Tenant (contingent or otherwise, but excluding current liabilities) to Tangible Net Worth.

          (iii) Tenant shall have retained earnings of not less than a negative $215,000.

          (iv) The ratio of Tenant's EBITDA plus rent expense during such period to the sum of Tenant's interest expense, rent expense, and preferred dividends payable by Tenant during the same period shall be equal to or greater than 2.5 to 1.0. "EBITDA" means the income of Tenant plus interest expense, federal income taxes, depreciation, and amortization.

Each of the Financial Conditions and the related calculations shall be determined and calculated in accordance with GAAP and shall be based on the financial statements for the four most recently ended fiscal quarters of Tenant in the case of the Financial Conditions specified in clauses (iii) and
(iv) and on the most recent fiscal quarter's financial statements in the case of the Financial Conditions in clauses (i) and (ii).

     4. RATIFICATION. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto.

     5. BINDING EFFECT; GOVERNING LAW. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. This Amendment shall be governed by Texas law.

     Executed as set forth above.

LANDLORD:                   1021 CENTRAL EXPRESSWAY SOUTH, LTD.,
                            a Texas limited partnership
                            By:  Dallas/Fort Worth Real Estate Investments,
                                 Inc., a Delaware corporation


                                 By: /s/ Thomas A. Leiser
                                     ------------------------------------------
                                     Thomas A. Leiser, Executive Vice President


TENANT:                     PEERLESS GROUP, INC.


                                 By: /s/ Rodney L. Armstrong, Jr.
                                     ------------------------------------------
                                     Rodney L. Armstrong, Jr., Chairman & CEO



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